                                                                    Exhibit 99.1

                        CONSOLIDATED FINANCIAL STATEMENTS


                       ELECTRONIC BOOK TECHNOLOGIES, INC.


                     YEARS ENDED DECEMBER 31, 1995 AND 1994


                  (INFORMATION AS OF JUNE 30, 1996 AND FOR THE
              SIX MONTHS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED)

                       Report of Independent Auditors


The Board of Directors
Electronic Book Technologies, Inc.

We have audited the accompanying consolidated balance sheets of Electronic Book Technologies, Inc. as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in redeemable preferred stock and stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Electronic Book Technologies, Inc. at December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                               ERNST & YOUNG LLP


Providence, Rhode Island
August 2, 1996

                       Electronic Book Technologies, Inc.

                                              Consolidated Balance Sheets

                                                              JUNE 30      DECEMBER 31    DECEMBER 31
                                                                1996          1995           1994
                                                            -----------------------------------------
                                                            (UNAUDITED)
ASSETS
Current assets:
   Cash and cash equivalents                                $  367,284     $1,355,931      $  543,491
   Accounts receivable, net of $150,243, $123,066
     and $35,624 allowance for doubtful accounts
     in 1996, 1995 and 1994, respectively                    3,673,298      3,529,373       3,591,615
   Advances to stockholders                                     69,809         73,278          45,103
   Refundable income taxes                                     335,700             --              --
   Deferred income taxes                                            --         90,686          21,229
   Other current assets                                        221,077        238,904         104,055
                                                            -----------------------------------------
Total current assets                                         4,667,168      5,288,172       4,305,493


Property and equipment, at cost (Note 3):
   Computer equipment                                        2,886,491      2,275,722       1,517,599
   Computer software                                           474,966        414,180         261,219
   Office equipment                                             81,055         57,153          23,641
   Furniture and fixtures                                      140,062        138,563          87,379
   Leasehold improvements                                       16,873         16,873           7,375
                                                            -----------------------------------------
                                                             3,599,447      2,902,491       1,897,213
   Less accumulated depreciation and amortization            1,313,373        980,474         483,767
                                                            -----------------------------------------
                                                             2,286,074      1,922,017       1,413,446

Other assets:
   Deferred income taxes                                       106,603             --              --
   Software development costs, net of accumulated
     amortization of $309,780, $231,894 and $101,117
     in 1996, 1995 and 1994, respectively                      595,047        258,434         239,211
   Other, net                                                   98,121        106,770          28,466
                                                            -----------------------------------------
Total other assets                                             799,771        365,204         267,677
                                                            -----------------------------------------
Total assets                                                $7,753,013     $7,575,393      $5,986,616
                                                            =========================================


                                                              JUNE 30      DECEMBER 31    DECEMBER 31
                                                                1996          1995           1994
                                                            -----------------------------------------
                                                            (UNAUDITED)
LIABILITIES, REDEEMABLE PREFERRED STOCK AND
   STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued liabilities                 $2,292,707     $1,228,663      $1,160,814
   Accrued salaries, commissions and bonuses                   725,404        443,057         615,933
   Deferred income taxes                                       106,603             --              --
   Income taxes payable                                             --         83,010         156,928
   Unearned revenue                                          1,857,659      2,153,011       1,383,411
   Current portion of long-term debt (Note 3)                1,726,159        341,342         251,113
                                                            -----------------------------------------
Total current liabilities                                    6,708,532      4,249,083       3,568,199

   Deferred income taxes                                            --        121,686          85,229
   Long-term debt (Note 3)                                          --      1,058,639         496,494

Commitments (Note 4)

Series B redeemable convertible preferred stock,
   $.01 par value; 2,500 shares authorized, issued
   and outstanding at June 30, 1996 and
   December 31, 1995 (Note 6)                                  286,364        286,364              --

Stockholders' equity (Note 7):
   Series A convertible preferred stock, $.01 par value;
     2,000 shares authorized; 750 shares issued and
     outstanding at June 30, 1996, December 31, 1995
     and 1994, respectively; aggregate liquidation
     preference of $540,225 at June 30, 1996                         8              8               8
   Common stock, $.01 par value; 6,000,000 shares
     authorized; 2,863,786, 2,791,473 and 2,714,900
     shares issued; 2,735,254, 2,667,093 and 2,594,900
     shares issued and outstanding at June 30, 1996,
     December 31, 1995 and 1994, respectively                   28,638         27,915          27,149
   Additional paid-in capital                                  269,679        206,816         145,018
   Retained earnings                                           511,968      1,659,447       1,671,369
   Cumulative translation adjustment                           (51,537)       (31,176)             --
                                                            -----------------------------------------
                                                               758,756      1,863,010       1,843,544
   Less:  Treasury stock, at cost                                 (639)          (618)           (600)
   Less:  Deferred compensation                                     --         (2,771)         (6,250)
                                                            -----------------------------------------
Total stockholders' equity                                     758,117      1,859,621       1,836,694
                                                            -----------------------------------------
Total liabilities, redeemable preferred stock and
  stockholders' equity                                      $7,753,013     $7,575,393      $5,986,616
                                                            =========================================

See accompanying notes.

                       Electronic Book Technologies, Inc.

                                       Consolidated Statements of Operations


                                         SIX MONTHS ENDED                     YEAR ENDED
                                              JUNE 30                         DECEMBER 31
                                       1996            1995              1995             1994
                                    --------------------------        ---------------------------
                                           (UNAUDITED)
Revenues:
   Software sales                   $ 5,074,162     $4,492,863        $10,038,436     $ 8,922,219
   Consulting and maintenance         2,414,706      1,626,993          3,775,675       2,177,914
                                    --------------------------        ---------------------------
                                      7,488,868      6,119,856         13,814,111      11,100,133

Cost of revenues:
   Software sales                       206,450        124,256            283,989         243,123
   Consulting and maintenance         1,397,728        932,182          2,318,618       1,819,812
                                    --------------------------        ---------------------------
                                      1,604,178      1,056,438          2,602,607       2,062,935
                                    --------------------------        ---------------------------
Gross profit                          5,884,690      5,063,418         11,211,504       9,037,198

Operating expenses:
   Research and development           3,291,736      2,297,734          4,746,155       3,113,081
   Selling and marketing              3,113,868      2,334,808          4,975,423       2,995,543
   General and administrative           910,750        721,778          1,426,064       1,048,020
                                    --------------------------        ---------------------------
Total operating expenses              7,316,354      5,354,320         11,147,642       7,156,644
                                    --------------------------        ---------------------------

Income (loss) from operations        (1,431,664)      (290,902)            63,862       1,880,554

Other income (expense):
   Interest expense, net                (54,170)       (18,304)           (36,420)        (57,121)
                                    --------------------------        ---------------------------

Income (loss) before provision
   for income taxes                  (1,485,834)      (309,206)            27,442       1,823,433

Provision (benefit) for income
  taxes (Note 5)                       (338,355)       (60,000)           (10,000)        525,000
                                    --------------------------        ---------------------------
Net income (loss)                   $(1,147,479)    $ (249,206)       $    37,442     $ 1,298,433
                                    ==========================        ===========================

See accompanying notes.

                       Electronic Book Technologies, Inc.

                       Consolidated Statements of Changes in Redeemable Preferred Stock and Stockholders' Equity

                                                DOLLARS                  SHARES ISSUED
                                              ------------   ------------------------------------
                                                SERIES B
                                               REDEEMABLE      SERIES A
                                              CONVERTIBLE    CONVERTIBLE
                                               PREFERRED      PREFERRED       COMMON      TREASURY
                                                 STOCK          STOCK         STOCK        STOCK
                                              -----------    -------------------------------------

Balance at December 31, 1993                    $     --       750         2,712,400      120,000

Exercise of stock options                             --        --             2,500          --
Amortization of deferred compensation                 --        --               --           --
Net income                                            --        --               --           --
                                                --------     ------------------------------------
Balance at December 31, 1994                          --       750         2,714,900      120,000


Exercise of stock options                             --        --            76,573          --
Issuance of Preferred stock, Series B            237,000        --               --           --
Accretion of Preferred stock, Series B            49,364        --               --           --
Repurchase of common stock                            --        --               --         4,380
Amortization of deferred compensation                 --        --               --           --
Translation adjustments                               --        --               --           --
Net income                                            --        --               --           --
                                                --------     ------------------------------------
Balance at December 31, 1995                     286,364       750         2,791,473      124,380

Unaudited:
- ---------
Exercise of stock options                             --        --            72,313          --
Repurchase of common stock                            --        --               --         4,152
Amortization of deferred compensation                 --        --               --           --
Translation adjustments                               --        --               --           --
Net loss                                              --        --               --           --
                                                --------     ------------------------------------
Balance at June 30, 1996                        $286,364       750         2,863,786      128,532
                                                ========     ====================================

                                                                               DOLLARS
                                         ------------------------------------------------------------------------------------
                                           SERIES A
                                          CONVERTIBLE                   ADDITIONAL                    CUMULATIVE
                                           PREFERRED       COMMON         PAID-IN       RETAINED     TRANSLATION    TREASURY
                                             STOCK          STOCK         CAPITAL       EARNINGS      ADJUSTMENT      STOCK
                                         ------------------------------------------------------------------------------------

Balance at December 31, 1993                    $8        $27,124       $144,105     $    372,936       $     --       $(600)

Exercise of stock options                       --             25            913               --             --          --
Amortization of deferred compensation           --             --             --               --             --          --
Net income                                      --             --             --        1,298,433             --          --
                                         -----------------------------------------------------------------------------------
Balance at December 31, 1994                     8         27,149        145,018        1,671,369             --        (600)


Exercise of stock options                       --            766         61,798               --             --          --
Issuance of Preferred stock, Series B           --             --             --               --             --          --
Accretion of Preferred stock, Series B          --             --             --          (49,364)            --          --
Repurchase of common stock                      --             --             --                              --         (18)
Amortization of deferred compensation           --             --             --                              --          --
Translation adjustments                         --             --             --                         (31,176)         --
Net income                                      --             --             --           37,442             --          --
                                         ------------------------------------------------ ----------------------------------
Balance at December 31, 1995                     8         27,915        206,816        1,659,447        (31,176)       (618)

Unaudited:
- ---------
Exercise of stock options                       --            723         62,863              --              --          --
Repurchase of common stock                      --             --             --              --              --         (21)
Amortization of deferred compensation           --             --             --              --              --          --
Translation adjustments                         --             --             --                         (20,361)         --
Net loss                                        --             --             --      (1,147,479)             --          --
                                         -----------------------------------------------------------------------------------
Balance at June 30, 1996                        $8        $28,638       $269,679     $   511,968        $(51,537)      $(639)
                                         ===================================================================================

                                                               DOLLARS
                                                    ------------------------------
                                                       DEFERRED      STOCKHOLDERS'
                                                     COMPENSATION       EQUITY
                                                    ------------------------------
Balance at December 31, 1993                        $(10,426)       $   533,147

Exercise of stock options                                 --                938
Amortization of deferred compensation                  4,176              4,176
Net income                                                --          1,298,433
                                                    ---------------------------
Balance at December 31, 1994                          (6,250)         1,836,694


Exercise of stock options                                 --             62,564
Issuance of Preferred stock, Series B                     --                 --
Accretion of Preferred stock, Series B                    --            (49,364)
Repurchase of common stock                                --                (18)
Amortization of deferred compensation                  3,479              3,479
Translation adjustments                                   --            (31,176)
Net income                                                --             37,442
                                                    ---------------------------
Balance at December 31, 1995                          (2,771)         1,859,621

Unaudited:
- ---------
Exercise of stock options                                 --             63,586
Repurchase of common stock                                --                (21)
Amortization of deferred compensation                  2,771              2,771
Translation adjustments                                   --            (20,361)
Net loss                                                  --         (1,147,479)
                                                    ---------------------------
Balance at June 30, 1996                            $     --        $   758,117
                                                    ===========================


See accompanying notes.

                          Electronic Book Technologies, Inc.

                                     Consolidated Statements of Cash Flows

                                                          SIX MONTHS ENDED                 YEAR ENDED
                                                              JUNE 30                      DECEMBER 31
                                                        1996           1995           1995             1994
                                                     -------------------------     ---------------------------
                                                            (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)                                    $(1,147,479)    $(249,206)    $    37,442      $1,298,433
   Adjustments to reconcile net income to
   net cash provided by operating activities:
     Depreciation and amortization                       416,324       273,826         638,638         360,387
     Provision for uncollectible accounts                 27,177        29,237          87,442          25,624
     Deferred income taxes                               (31,000)           --         (33,000)         20,000
     Amortization of deferred compensation
       expense                                             2,771         2,088           3,479           4,176
     Increase (decrease) in cash from changes in
       operating assets and liabilities:
         Accounts receivable                            (171,102)      644,323         (25,200)     (2,182,095)
         Other current assets and deposits                21,107      (139,353)       (195,371)        (84,536)
         Accounts payable and accrued liabilities      1,329,329       159,999        (136,203)      1,036,168
         Income taxes payable, net                      (418,710)     (253,748)        (73,918)        139,531
         Unearned revenue                               (295,352)       89,376         769,600         995,724
                                                     -------------------------     ---------------------------
   Net cash provided by (used in) operating
     activities                                         (266,935)      556,542       1,072,909       1,613,412

   INVESTING ACTIVITIES
   Capital expenditures                                 (696,956)     (463,338)     (1,005,278)       (976,164)
   Software development costs                           (414,499)      (10,000)       (150,000)       (155,094)
   Organization costs                                         --        (3,191)        (57,111)             --
                                                     -------------------------     ---------------------------
   Net cash used in investing activities              (1,111,455)     (476,529)     (1,212,389)     (1,131,258)

   FINANCING ACTIVITIES
   Repurchase of common stock                                (21)           --             (18)             --
   Proceeds from issuance of preferred stock                  --            --         237,000              --
   Proceeds from sale of common stock                     63,586        20,125          62,564             938
   Proceeds from subordinated notes payable              500,000            --         600,000              --
   Proceeds from long-term borrowings                         --       350,787         350,787          93,565
   Principal payments on long-term debt                 (173,822)     (140,060)       (298,413)       (198,667)
                                                     -------------------------     ---------------------------
   Net cash provided by (used in) financing
     activities                                          389,743       230,852         951,920        (104,164)
                                                     -------------------------     ---------------------------
   Net increase (decrease) in cash and cash
     equivalents                                        (988,647)      310,865         812,440         377,990

   Cash and cash equivalents at beginning of
     year                                              1,355,931       543,491         543,491         165,501
                                                     -------------------------     ---------------------------

   Cash and cash equivalents at end of
     period                                          $   367,284     $ 854,356     $ 1,355,931      $  543,491
                                                     =========================     ===========================
   Supplemental disclosures:
     Cash paid (received) during the year for:
       Interest                                      $    70,522     $  45,319     $    83,188      $   64,265
                                                     =========================     ===========================
       Income taxes                                  $   (54,286)    $ 185,750     $    96,918      $  364,890
                                                     =========================     ===========================


See accompanying notes.

                       Electronic Book Technologies, Inc.

                   Notes to Consolidated Financial Statements

                           December 31, 1995 and 1994

                  (Information as of June 30, 1996 and for the
              six months ended June 30, 1996 and 1995 is unaudited)


1. BUSINESS DESCRIPTION

Electronic Book Technologies, Inc. (the Company) is a global software technology supplier of integrated CD-ROM/Web publishing solutions for the professional information publisher.

On July 1, 1996, the Company entered into a Merger agreement with INSO Corporation (the buyer or INSO) effective July 16, 1996. Under the agreement INSO will pay cash of approximately $39,800,000 (less the amount payable in redemption of outstanding shares of Series A and B preferred stock) in exchange for all the capital stock of the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INTERIM FINANCIAL STATEMENTS

The consolidated balance sheet at June 30, 1996, the consolidated statements of operations and statements of cash flows for the six months ended June 30, 1996 and 1995 and the consolidated statements of changes in redeemable preferred stock and stockholders' equity for the six months ended June 30, 1996 are unaudited, but, in the opinion of management, include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of results for these interim periods. As permitted by Article 10 of Regulation S-X, the accompanying financial statements do not include all the information and footnotes required by generally accepted accounting principles for the interim financial statements presented. The results of operations for the six months ended June 30, 1996 are not necessarily indicative of results to be expected for the entire year.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Upon consolidation, all material intercompany accounts and transactions are eliminated.

                       Electronic Book Technologies, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include funds held in liquid investments with original maturities of three months or less.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

Depreciation on property and equipment is computed using straight line for financial reporting purposes and accelerated methods for income tax purposes over useful lives ranging from five to seven years. Amortization of purchased software is computed using the straight-line method over a three year period.

SOFTWARE DEVELOPMENT COSTS

The Company capitalizes certain software development costs not under contract with customers in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed" (the Statement). Capitalization of software development costs begins upon the establishment of technological feasibility as defined in the Statement. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross revenues, estimated economic life and changes in software and hardware technologies. Software development costs are amortized on a straight-line method over a three-year period. Amortization of software development costs was $130,777 and $72,238 for the years ended December 31, 1995 and 1994, respectively.

                         Electronic Book Technologies, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK BASED COMPENSATION

The Company accounts for its stock compensation arrangements under the provisions of APB 25, "Accounting for Stock Issued to Employees."

REVENUE RECOGNITION

Revenue from software licenses is recognized upon delivery of the software to the customer. Revenues from software maintenance fees are recognized ratably over the term of the contractual agreements, generally one year. Revenues from consulting engagements are recognized as revenue when the work is performed.

The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses, which have not been material to the Company's financial position or results of operations. Sales to international customers accounted for 29% and 22% of total sales during 1995 and 1994, respectively. Sales to one customer accounted for approximately 11% of the Company's revenue in 1994.

INCOME TAXES

The Company utilizes the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

PENDING PRONOUNCEMENTS

In March 1995, the FASB issued Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, which establishes accounting standards for measuring the impairment of long-lived assets. The Company expects to adopt the Statement after the consummation of the merger as described in Note 1. The Company does not believe the effect of the adoption to be material.

                       Electronic Book Technologies, Inc.

3. DEBT


Debt consists of the following:


                                             JUNE 30    DECEMBER 31   DECEMBER 31
                                              1996         1995          1994
                                           ---------------------------------------
                                           (UNAUDITED)
Subordinated note payable to a financial
   institution, monthly interest
   payments at prime plus 4%; principal
   due at maturity, March 31, 1997;
   subordinated to working capital line
   of credit and term debt                  $600,000      $600,000   $     --

Subordinated notes payable (see
   description below)                        500,000            --         --

Secured promissory notes, interest at
   8.17%-10.54%; monthly principal and
   interest payments ranging from
   $22,589-$11,408 through March 1998;
   secured by certain equipment.             308,631       444,234    323,570

Term note, interest at prime plus 1.25%
   (9.5% at June 30, 1996); monthly
   principal payment of $4,170 plus
   interest through October 1998 with
   the balance of $103,970 due in
   November 1998; secured by
   substantially all of the Company's
   assets.                                   220,730       245,667    295,706

Rhode Island Small Business Loan Fund,
   interest at 5.4%; monthly principal
   and interest payments of $1,905
   through April 1998; secured by
   certain fixed assets.                      39,828        50,058     69,692


                        Electronic Book Technologies, Inc.


3.  DEBT (CONTINUED)

                                                 JUNE 30        DECEMBER 31        DECEMBER 31
                                                  1996              1995              1994
                                               ------------------------------------------------
                                               (UNAUDITED)
Subordinated promissory note payable
  to stockholders                                  32,280            35,332            35,332

Other                                              24,690            24,690            23,307
                                               ----------------------------------------------
                                                1,726,159         1,399,981           747,607
Less current portion                           (1,726,159)         (341,342)         (251,113)
                                               ----------------------------------------------
                                               $       --        $1,058,639        $  496,494
                                               ==============================================

The term loan agreement and the secured promissory notes each contain, among other things, covenants relative to maintenance of the Company's debt to tangible net worth ratio and minimum tangible net worth requirements.


Aggregate annual maturities of the Company's debt are as follows:

                                                    DECEMBER 31
                                                       1995
                                                    -----------

    1996                                              $341,342
    1997                                               870,716
    1998                                               187,923
                                                    ----------
    Total debt                                      $1,399,981
                                                    ==========

In 1996, the Company entered into a separate subordinated loan agreement. The agreement provides the Company with the ability to issue installment notes of $250,000 up to an aggregate principal balance of $2,000,000. The notes mature one year from the date of issuance and carry an annual interest rate of prime plus 4%, payable at maturity. The agreement also requires the Company to issue warrants for 1 share of common stock for every $20 dollars in term notes issued. At June 30, 1996, the Company had $500,000 and 25,000 warrants outstanding under this agreement. In July 1996, the Company borrowed an additional $500,000 and issued an additional 25,000 warrants under the agreement. The warrants are exercisable at a price of $5.03 per share through June, 2000.

                        Electronic Book Technologies, Inc.

3.  DEBT (CONTINUED)

The Company has a working capital line of credit with a bank totaling $750,000. The amount of availability is limited based upon levels of receivables. Interest will be charged at the bank's prime rate plus 1.25%. The line of credit is secured by substantially all of the assets of the Company, subject to a prior lien on certain fixed assets granted to the Rhode Island Small Business Loan Fund Corporation. There were no borrowings under this agreement during 1996, 1995 or 1994. The line matures in August 1996.

The carrying amount of debt approximates its fair value. Subsequent to the acquisition as described in Note 1, the Company intends to repay all of its outstanding obligations (of which $820,730 was in default at June 30, 1996) and, accordingly at June 30, 1996, has classified all outstanding debt as current.

4.  COMMITMENTS

The Company leases its current operating facility under a noncancelable operating lease agreement which may be terminated by the Company upon six months' notice. The Company also leases office space for its various sales offices. Total rent expense was $592,899 and $261,252 for the years ended December 31, 1995 and 1994, respectively.

5.  INCOME TAXES


Significant components of the provision (benefit) for income taxes are as follows:


                                                       YEAR ENDED
                                                       DECEMBER 31
                                                    1995          1994
                                                 -----------------------
  Current:
    Federal                                      $(29,000)      $350,000
    State                                           2,000        135,000
    Foreign                                        50,000         20,000
                                                 -----------------------
  Total current                                    23,000        505,000

  Deferred:
    State                                         (33,000)        20,000
                                                 -----------------------
  Total deferred                                  (33,000)        20,000
                                                 -----------------------
                                                 $(10,000)      $525,000
                                                 =======================

As of December 31, 1995, the Company has a federal research and development credit carryforward of $310,000 which will expire beginning in 2009 through 2010.

                         Electronic Book Technologies, Inc.

5.  INCOME TAXES (CONTINUED)


Significant components of the Company's deferred tax liabilities and assets are as follows:


                                                           DECEMBER 31
                                                      1995              1994
                                                    --------------------------
   Deferred tax liabilities

     Tax over book depreciation                     $166,956           $76,498
     Software development costs, net                  73,699            81,329
     State taxes                                      61,213            64,000
     Other                                             3,785             4,153
                                                    --------------------------
   Total deferred tax liabilities                    305,653           225,980

   Deferred tax assets
     Vacation pay                                     77,095            46,668
     Bad debts                                        41,842            12,112
     R&D credit and other tax credits                431,165            88,050
     Net operating loss carryforwards                     --                --
     Other                                            19,743            44,684
                                                    --------------------------
   Total deferred tax assets                         569,845           191,514
   Valuation allowance                              (295,192)          (29,534)
                                                    --------------------------
   Net deferred tax assets                           274,653           161,980
                                                    --------------------------
   Net deferred tax liabilities                     $ 31,000           $64,000
                                                    ==========================

                          Electronic Book Technologies, Inc.

5.  INCOME TAXES (CONTINUED)


A reconciliation of the aggregate income tax provision to the U.S. statutory rate is as follows:

                                                                        DECEMBER 31
                                                                    1995             1994
                                                                 --------------------------
   Federal income tax at the statutory rate                     $  9,330         $ 619,967

   Permanent differences:
     Nondeductible expenses and exemptions                         6,791           (23,978)

   Temporary differences:
     State income tax, net of federal effect                       2,172           102,000
     Change in valuation allowance                               265,658           (55,466)
     Effect of alternative minimum tax                            58,401                --
     Research and development credit                            (343,115)         (202,000)
     Effect of foreign tax rate differential                      (7,836)            3,847
     Other, net                                                   (1,401)           80,630
                                                                --------------------------
   Effective income tax                                         $(10,000)        $ 525,000
                                                                ==========================

6.  REDEEMABLE PREFERRED STOCK

As of December 31, 1995, the Company had outstanding 2,500 shares of Series B redeemable, convertible, cumulative, nonvoting preferred stock at $100 per share, net of issuance costs. In the event of voluntary or involuntary liquidation, the assets of the Company available for distribution to the holders of the Company's common stock shall be used to pay first, the holders of the Series A convertible preferred stock (see Note 7), and then the holders of the Series B redeemable convertible preferred stock, for an amount per share based upon a liquidation schedule (Liquidation Preference) in accordance with the preferred stock agreement.

The holders of the Series B redeemable convertible preferred stock shall be entitled to receive, when and if declared by the board of directors, dividends on a cumulative basis for an amount per share based upon a dividend schedule in accordance with the preferred stock agreement. This dividend schedule calls for a minimum dividend of 10% of the share cost, compounded annually and may increase as a result of the revenue performance of the Company's Japanese subsidiary, Electronic Book Technologies K.K. As of December 31, 1995, cumulative unpaid dividends on the Series B redeemable convertible preferred stock amounted to $36,364.

                         Electronic Book Technologies, Inc.

6.  REDEEMABLE PREFERRED STOCK (CONTINUED)

Each share of the Series B redeemable convertible preferred stock may voluntarily convert into shares of common stock upon (i) a public offering or
(ii) issuance of an additional $3 million in common stock or equivalents. The conversion rate shall be equal to the Liquidation Preference noted in the agreement in effect as of the date of such event multiplied by the number of shares held by such holder and divided by the price per share of the common stock or equivalent paid by the purchasers of such securities from the Company in such an event. The Company may, at any time, call for redemption of all shares of the Series B redeemable convertible preferred stock at a redemption price per share equal to the Liquidation Preference in effect at such time. Holders of Series B redeemable convertible preferred stock may, at any time after December 31, 1997, redeem such shares at a redemption price which approximates the Liquidation Preference.

The carrying amount of redeemable preferred stock approximates its fair value.

7.  STOCKHOLDERS' EQUITY

During 1994, the board of directors approved a 2 for 1 stock split effected as a dividend, payable to holders of record of common stock at the close of business on October 1, 1994. In conjunction with the stock split, the shareholders authorized an increase in the number of authorized shares of common stock from 2,000,000 to 6,000,000.

As of December 31, 1995, the Company had outstanding 750 shares of Series A convertible, noncumulative, nonvoting preferred stock which sold for $100 per share, net of issuance costs. The holders of the Series A convertible preferred stock shall be entitled to receive, when and if declared by the board of directors, dividends on a noncumulative basis at the annual rate of $8.00 per share. As of December 31, 1995, no dividends have been declared.

Each share of the Series A convertible preferred stock shall be automatically converted into shares of common stock upon (i) a $1.5 million public offering or
(ii) issuance of additional $1.5 million in common stock or equivalents. The conversion rate shall be equal to the Liquidation Preference noted in the agreement in effect as of the date of such event multiplied by the number of shares held by such holder and divided by the price per share of the common stock or equivalent paid by the purchasers of such securities from the Company in such an event. The Company may, at any time, call for redemption of all shares of the Series A convertible preferred at a redemption price per share equal to the Liquidation Preference in effect at such time.

                         Electronic Book Technologies, Inc.

8.  INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN

The Company has an incentive and nonstatutory stock option plan (the Plan) under which incentive stock options (incentive options) and nonstatutory stock options (nonstatutory options) may be granted to officers and key employees of the Company and any subsidiary. Nonstatutory options may also be granted to individuals providing services to or acting as directors of the Company or any subsidiary. As of December 31, 1995, the Company had reserved 2,000,000 shares of common stock for the exercise of stock options.

The Plan provides certain guidelines as to the purchase price per share as follows: the purchase price for incentive options shall not be less than the fair market value of the common stock on the date the option is granted (110% of the fair market value in the case of a greater-than-10% stockholder). The price at which shares may be purchased pursuant to nonstatutory options shall be specified by the board of directors at the time the option is granted, but shall not be less than the par value of shares of common stock.

Under its present terms, the Plan will expire in 2003. The term of each option is ten years (five years in the case of an Incentive Option granted to a greater-than-10% stockholder) or such shorter period as may be determined by the board of directors. Options are exercisable in installments specified by the Company in the stock option agreement.


The following stock options were outstanding under the Plan:

                                                NUMBER OF
                                                 OPTIONS     PRICE PER SHARE
                                               -----------------------------
Balance at December 31, 1993                     818,232      $.375 - $.875

  Granted                                        309,450      $.875 - $2.00
  Exercised                                       (2,500)         $.375
  Forfeited                                      (10,800)     $.375 - $.875
                                               ----------------------------
Balance at December 31, 1994                   1,114,382      $.375 - $2.00

  Granted                                        791,050      $2.00 - $2.20
  Exercised                                      (76,573)     $.375 - $ .85
  Forfeited                                      (22,712)     $.375 - $2.00
                                               ----------------------------
Balance at December 31, 1995                   1,806,147      $.375 - $2.20
                                               ============================

At December 31, 1995, options to purchase 862,185 shares were exercisable under the Plan.

                         Electronic Book Technologies, Inc.

8.  INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN (CONTINUED)

In addition to options issued under the Plan, at December 31, 1995, the Company has outstanding ten-year, nonstatutory options to purchase 456,850 shares of the Company's common stock at an exercise price of $2.00 per share. At December 31, 1995, options to purchase 222,600 shares were exercisable under this grant.

Under the merger agreement, as described in Note 1, vesting schedules were accelerated such that an additional 26,514 options were exercisable prior to the merger date and an additional 197,192 options will become exercisable at September 30, 1996. All remaining stock options were canceled as a result of the transaction.

Shares of common stock reserved for future issuances of outstanding preferred stock, options and warrants at December 31, 1995 was 2,003,250.

9.  EMPLOYEE BENEFITS

The Company has a defined contribution retirement plan (the Plan) covering substantially all employees. The Plan is a combined profit sharing and 401(k) plan. Employee contributions to the Plan are limited to 15 percent of employee salaries and may be matched at the discretion of the Company. The Company did not make any discretionary contributions to the Plan in 1995 or 1994.

10.  INTERNATIONAL OPERATIONS


A summary of financial information for the Company's business units is as follows:

                                                    YEAR ENDED DECEMBER 31
                                                       1995         1994
                                                    ----------------------
                                                        (In thousands)
Revenues:
  United States                                     $11,643        $10,574
  Canada                                                153             80
  Asia/Pacific Rim                                      724             --
  Europe                                              1,294            446
                                                    ----------------------
                                                    $13,814        $11,100
                                                    ======================

                         Electronic Book Technologies, Inc.


10.  INTERNATIONAL OPERATIONS (CONTINUED)

                                                  YEAR ENDED DECEMBER 31
                                                    1995          1994
                                                  -----------------------
                                                      (In thousands)
Income before taxes:
  United States                                    $(142)        $1,776
  Canada                                              10              7
  Asia/Pacific Rim                                    34             --
  Europe                                             125             40
                                                   --------------------
                                                   $  27         $1,823
                                                   ====================

                                                   YEAR ENDED DECEMBER 31
                                                    1995           1994
                                                   ---------------------
                                                       (In thousands)
Assets:
United States                                      $6,855         $5,873
Canada                                                 20              9
Asia/Pacific Rim                                      270             --
Europe                                                430            105
                                                   ---------------------
                                                   $7,575         $5,987
                                                   =====================

                                                                            18